Exhibit 21.1

Subsidiaries of Autohome Inc.

Subsidiaries:

Cheerbright International Holdings Limited, a British Virgin Islands company

Autohome (Hong Kong) Limited, a Hong Kong company

Beijing Cheerbright Technologies Co., Ltd., a PRC company

Autohome Media Limited, a Hong Kong company

Autohome Shanghai Advertising Co. Ltd., a PRC company

Beijing Prbrownies Software Co., Ltd., a PRC company

Beijing Autohome Advertising Co., Ltd., a PRC Company

Beijing Autohome Technologies Co., Ltd., a PRC Company

Tianjin Autohome Technologies Co., Ltd., a PRC Company

Guangzhou Autohome Advertising Co., Ltd., a PRC Company

Autohome (Tianjin) Automobile Sales Co., Ltd., a PRC company

Variable Interest Entities:

Beijing Autohome Information Technology Co., Ltd., a PRC company

Beijing Shengtuo Hongyuan Information Technology Co., Ltd., a PRC company

Beijing Shengtuo Chengshi Advertising Co., Ltd., a PRC company

Beijing Shengtuo Autohome Advertising Co., Ltd., a PRC company

Shanghai You Che You Jia Advertising Co., Ltd., a PRC company

Guangzhou You Che You Jia Advertising Co., Ltd., a PRC company